                                  ENDORSEMENT

                       (ENDORSEMENTS MAY BE MADE ONLY BY
                                LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY
                              AT ITS HOME OFFICE)



The provisions of this Group Annuity Endorsement shall be effective [August 6, 1999].


This Group Annuity Endorsement is deemed to be attached to and made a part of Your [Contract] [Certificate].


Whenever the terms of this Group Annuity Endorsement and Your [Contract] [Certificate] conflict, the terms of this Endorsement will apply.


It is hereby agreed and understood that the following funds will no longer be available under Your [Contract] [Certificate]:

     Socially Responsible Account (Calvert Social Balanced Portfolio)

     Growth II Account (VP Capital Appreciation)



                  The Lincoln National Life Insurance Company




                         /s/ Gabriel L. Shaheen
                         -----------------------------
                         Gabriel L. Shaheen, President